                                                                 Exhibit 24.3



                           LIMITED POWER OF ATTORNEY
                           -------------------------


KNOW ALL MEN BY THESE PRESENTS:

        That I, William R. Ponsoldt, Sr., do hereby make, constitute and appoint Pamlyn Kelly, Ph.D. and Eunice M. Antosh, or either of them, my true and lawful Attorney-in-Fact, for me and in my name, place and stead, to sign, execute, acknowledge and deliver the report on Form l0-K for Regency Affiliates, Inc.
for the year ended December 31, 1996 to be filed with the Securities and Exchange Commission.

        This Power of Attorney is limited to the foregoing acts, however, it shall not be affected by disability of the Donor and all of the authority given to the Attorney-in-Fact herein shall be exercisable by said Attorney-in-Fact as provided in this instrument, notwithstanding any later disability, incapacity or adjudication of incompetency of the Donor. All acts therein by said Attorney-in-Fact, pursuant to this written instrument, during such period of disability, incapacity or adjudication of incompetency of the Donor shall have the same effect and inure to the benefit of the Donor and bind the Donor's heirs, devisees and personal representatives as if the Donor where competent and not disabled or incapacitated.

        IN WITNESS WHEREOF, I have hereunto set my hand, this 23 day of March, 1997.

In the presence of:

/s/ Jacqueline M. Teske                /s/ William R. Ponsoldt, Sr.
----------------------------------     ---------------------------------------
                                       William R. Ponsoldt, Sr.



                                     E-005
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STATE OF FLORIDA     )
                     ) SS:
COUNTY OF            )



        Before Me, a Notary Public in and for said County and State, personally appeared the above named, William Ponsoldt, Sr., who acknowledged to me that he did sign the foregoing Power of Attorney and that the same is his or her free act and deed.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 23rd day of March, 1997.




                                             /s/ Jacqueline M. Teske
                                             ----------------------------------
                                             NOTARY PUBLIC

                                            [LOGO-NOTARY STAMP]
                                              JACQUELINE M. TESKE
                                              MY COMMISSION EXPIRES
                                              NOVEMBER 18, 1998
                                              #00 401647

                                              Bonded thru
                                              Notary Public Underwriters
                                              NOTARY PUBLIC, STATE OF FLORIDA



THIS INSTRUMENT PREPARED BY:

     James F. Koehler, Esq.
     Gallagher, Sharp, Fulton & Norman
     Seventh Floor, Bulkley Building
     1501 Euclid Avenue
     Cleveland, Ohio 44115
     (216) 522-1055



                                     E-006